Exhibit 99.1

For Immediate Release

Contact:	Hannah Grove	Arlene Roberts
	State Street Corporation	State Street Corporation
	617-664-3377	617-664-3933

Statement from State Street Corporation

Boston, Mass., — August 25, 2004 — It is with deep regret that State Street Corporation (NYSE: STT) announced this morning the sudden death of Timothy B. Harbert, chairman and CEO of State Street Global Advisors, who passed away of a heart attack last night.

“Tim’s passion and energy were a driving force in the success of State Street Global Advisors.  We have lost a friend and colleague,” said Ronald E. Logue, chairman and CEO of State Street Corporation.  “Our thoughts and prayers are with Tim’s family.”

Alan Brown, group chief investment officer and Peter Leahy, chief operating officer, have been appointed interim co-heads of State Street Global Advisors.  They will report directly to Ron Logue.

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